[EXHIBIT 3.2]

                    ARTICLES OF INCORPORATION

                               OF

                       KNIGHT ENERGY CORP.

     The undersigned, Kristin Dunlap, whose address is 1801 California Street, Suite 4900, Denver, Colorado 80202, being at least 18 years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland having the following Articles:

                            ARTICLE I
                              NAME

     The name of the corporation (the "Corporation") is: Knight
Energy Corp.

                           ARTICLE II
                             PURPOSE

     The purposes for which the Corporation is formed are to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Maryland (the "Maryland Code"). In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges granted by the Maryland Code. In addition, the Corporation may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

                           ARTICLE III
          PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

     The street address of the principal office and registered agent of the Corporation in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland at that address is The Corporation Trust Incorporated.

                           ARTICLE IV
                              STOCK

     4.1   Authorized Shares.  The Corporation is  authorized  to
           -----------------
issue 500,000,000 shares of $.0001 par value common stock (the "Common Stock") and 50,000,000 shares of $.0001 par value preferred stock (the "Preferred Stock"). The Board of Directors of the Corporation shall have the authority to create additional classes and series of the Common Stock and the Preferred Stock without the approval of the shareholders of the Corporation with the limitation that such creation or designation shall not materially adversely affect the rights, preferences, privileges or restrictions pertaining to the Common Stock, as the case may be. Any class of stock of the Corporation shall be deemed to rank (a) senior to another class either as to dividends or upon liquidation, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class; (b) on a parity with another class either as to the dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof are


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different from those of such others, if the holders of such class of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or prices, without preference or priority one over the other with respect to the holders of such other class, and (c) junior to another class either as to the dividends or upon liquidation, if the rights of the holders of such class shall be subject or subordinate to the rights of the holders of such other class in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be. Any and all shares of the Preferred Stock of the Corporation, at the time authorized but not issued and outstanding (including treasury stock), may be issued and disposed of by the Board of Directors of the Corporation in any lawful manner, consistently with the requirements set forth in the provisions of this Certificate of Incorporation applicable to such shares, at any time and from time to time, for such considerations as may be fixed by the Board of Directors of the Corporation.

     4.2  Common Stock.
          ------------
          a.    Voting.  Each holder of Common Stock is  entitled
                ------
to cast one vote for each share of record held by him or it on all matters submitted to holders of such stock.

               1.    Quorum.  The holders of one-third  (1/3)  of
                     ------
the outstanding shares of Common Stock shall constitute a quorum;
provided that the quorum includes the holders of at least one-third (1/3) of the Common Stock.

               2.     Cumulative  Voting.   There  shall  be   no
                      ------------------
cumulative voting for directors.

          b.    Dividends.  The holders of the outstanding shares
                ---------
of Common shall be entitled to receive dividends, if, when and as declared by the Board of Directors, out of funds legally available therefor.

          c.   Liquidation.
               -----------

                    (i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, each holder of Common Stock shall be entitled to receive for each share of Common Stock held, an amount per share equal to the highest price paid per share to the Corporation for the Common Stock by any holder of Common Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each holder thereof.

                    (ii) After payment to the holders of Common Stock of the amounts set forth in Subsection 4.2(c)(i) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock, pro rata based on the number of shares of Common Stock held by each holder thereof.


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          d.    Redemption or Acquisition of Capital Stock by the
                -------------------------------------------------
Corporation.   Subject  to the provisions of  these  Articles  of
-----------
Incorporation applicable to the Preferred Stock, the  Corporation
may   from  time  to  time  purchase  or  otherwise  acquire  for consideration or redeem (if permitted by the terms thereof) shares of Common Stock or shares of any other class or series of stock hereafter created ranking junior to the Preferred Stock in respect of dividend or assets, and any shares so purchased or acquired may be held or disposed of by the Corporation from time to time for its corporate purposes or may be retired as provided by law.

     4.3   Preferred  Stock.  The Board of  Directors  is  hereby
           ----------------
expressly authorized, by resolution or resolutions, at a meeting or through written consent, to provide, out of the unissued shares of any class of preferred stock, for the issuance of one or more series of preferred stock, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, including, without limiting the generality of the foregoing, the following:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

          (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other terms and conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of this class or any other class or classes of capital stock and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on,


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and  upon  the purchase, redemption or other acquisition  by  the
Corporation of, the common stock or shares of stock of any other class or any other series of this class; and

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class or classes.

The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     4.4 Unless otherwise ordered by a court of competent jurisdiction, at all meetings of stockholders, a majority of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

     4.5 No stockholder of the Corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

                            ARTICLE V
                       PERPETUAL EXISTENCE

     The Corporation is to have perpetual existence.

                           ARTICLE VI
                            DIRECTORS

     6.1   Number.    The number of directors of the  Corporation
           ------
shall be fixed by the Bylaws of the Corporation, or if the Bylaws fail to fix such a number, then by resolution adopted from time to time by the Board of Directors, provided that the number of directors shall not be more than nine nor less than one.

     6.2   Initial Director.  Two directors shall constitute  the
           ----------------
initial Board of Directors. The following individuals are, and each hereby is, elected to serve as the Corporation's initial directosr until the first annual meeting of stockholders or until his successor is duly elected and qualified:

          Name                 Address
    ----------------      -------------------------
    William J. Bosso      400 Hampden View Court
                          Alpharetta, GA 30004

    Bruce A. Hall         836 Blue Jay Lane
                          Coppell, Texas 75019


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     6.3   Elections  of directors need not be by written  ballot
unless the bylaws of the Corporation so provide.

     6.4   The Board of Directors of the Corporation is expressly
authorized  to  adopt,  amend,  or  repeal  the  bylaws  of   the
Corporation.

                           ARTICLE VII
                       STOCKHOLDER ACTIONS

     When, with respect to any actions to be taken by shareholders of the Corporation, the Maryland Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares, or of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of the majority of such shares or class or series thereof.

                          ARTICLE VIII
                     LIMITATION OF LIABILITY

     The personal liability of each director and officer of the Corporation shall be eliminated and limited to the full extent permitted by the laws of the State of Maryland, including without limitation as permitted by the provisions of Section 2-405.2 of the Maryland Code and any successor provision, as amended from time to time, except to the extent (i) it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (iii) otherwise provided by the Maryland Code. Neither any amendment nor repeal of this Article VIII, nor adoption of any provision of these Articles of Incorporation, the bylaws of the Corporation or any statute that is inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any acts or omissions occurring prior to such amendment, repeal or adoption. If the Maryland Code is hereafter amended or supplemented to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by such amended or supplemented Maryland Code. In the event that any of the provisions of this Article VIII (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                           ARTICLE IX
                  INTERESTED PARTY TRANSACTIONS

     The following provisions are inserted for the management  of
the   business  and  for  the  conduct  of  the  affairs  of  the
Corporation, and the same are in furtherance of and not in limitation of, the powers conferred by law:

     No contract or other transaction of the Corporation with any other persons, firm or corporation in which this Corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of this Corporation, individually or jointly with others, may be a party to or may be


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interested  in any such contract or transaction so  long  as  the contract or other transaction is approved by the Board of Directors in accordance with the Maryland Code. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his or her contracting with the Corporation for the benefit of himself or herself or any firm or corporation in which he or she may be in any way interested.

                            ARTICLE X
                         INDEMNIFICATION

     The Corporation shall indemnify and advance expenses to any and all directors, officers, employees and agents of the Corporation to the fullest extent permitted by Section 2-418 of the Maryland Code, as the same may be amended and supplemented, unless it is established that (i) the act or omission was material to the matter giving rise to the liability and was omitted in bad faith or was the result of active and deliberate dishonesty, (ii) the person actually received an improper personal benefit in money, property or services, or (ii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful. The rights to indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such persons' official capacity and as to action in another capacity while holding such directorship, office, employment or agency, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Neither the repeal nor modification of this Article XI, or the adoption of any provision to these Articles of Incorporation that is inconsistent with this Article XI, shall eliminate, restrict or otherwise adversely affect any right or protection of any such person existing hereunder with respect to any act or omission occurring prior to such repeal, modification or adoption of an inconsistent provision.

                           ARTICLE XI
                           AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                           ARTICLE XII

               MARYLAND BUSINESS COMBINATIONS ACT

     Notwithstanding any other provision of these Articles or the Bylaws, Sections 3-601 through 3-605 of the Maryland Code (or any successor statutes) shall not apply to any combination between the Corporation and any interested stockholder of the Corporation.


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     IN   WITNESS  WHEREOF,  I  have  signed  these  Articles  of
Incorporation and acknowledge the same to be my act on this 25th day of April 2007.



                                /s/ Kristin Dunlap
                                ----------------------------
                                Kristin Dunlap, Incorporator






















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